Exhibit 99.1
KIMBALL ELECTRONICS, INC. REPORTS SECOND QUARTER FISCAL YEAR 2017 RESULTS

•	Quarterly net sales record of $230 million

•	Operating income as a percent of net sales of 5.3%

•	Diluted EPS of $0.28

•	Returned $7.4 million to Share Owners in stock repurchases
JASPER, IN (February 1, 2017) - Kimball Electronics, Inc. (Nasdaq: KE), a leading global electronic manufacturing services provider of high-quality, durable electronic products, today announced financial results for its second quarter ended December 31, 2016.

	Three Months Ended
	December 31,
(Amounts in Thousands, except EPS)	2016	2015
Net Sales	$230,265	$207,129
Operating Income	$12,241	$6,933
Operating Income %	5.3%	3.3%
Net Income	$7,812	$4,564
Diluted EPS	$0.28	$0.16

	Six Months Ended
	December 31,
(Amounts in Thousands, except EPS)	2016	2015
Net Sales	$456,716	$407,547
Operating Income	$25,063	$13,854
Adjusted Operating Income (non-GAAP)*	$21,058	$13,991
Operating Income %	5.5%	3.4%
Adjusted Operating Income (non-GAAP) %	4.6%	3.4%
Net Income	$17,934	$9,039
Adjusted Net Income (non-GAAP)*	$14,510	$9,124
Diluted EPS	$0.65	$0.31
Adjusted Diluted EPS (non-GAAP)*	$0.52	$0.31
* A reconciliation of GAAP and non-GAAP financial measures is included below.

Donald D. Charron, Chairman and Chief Executive Officer, stated, “Continued strength in the automotive market combined with double-digit growth in our industrial end market vertical helped us set a new quarterly sales record for the fourth consecutive quarter.  Our new program launch activity remains high as we continue to work diligently to achieve our goal of $1 billion in annual sales by fiscal year 2018.”
Mr. Charron continued, “We made steady progress in our margin improvement efforts and converted well on the strong demand during the quarter; we continue to face margin pressure and have work to do to achieve our goal of 12.5% ROIC.  Margin expansion and capital efficiency will continue to be priorities of focus for us.  This is a pivotal year as we work through another year of significant new program launches, the continued ramp-up of our new Romania operation, and the integration of our Medivative and Aircom acquisitions.”

Second Quarter Fiscal Year 2017 Overview:

•
Consolidated net sales increased 11% compared to the second quarter of fiscal year 2016, the fourth consecutive quarterly sales record. Excluding sales from recent acquisitions, consolidated net sales were up 9% from the prior year quarter.

•
The ramp-up of the Company’s Romania facility negatively impacted net income by $0.9 million during the quarter compared with the net income impact of $0.7 million from incremental start-up costs in the prior year.

•	Return on invested capital (“ROIC”) is 10.7%, which has improved from 7.7% in the prior year (see reconciliation of non-GAAP financial measures for ROIC calculation).

•	Cash flow from operating activities was $12.1 million for the quarter.

•
Cash conversion days (“CCD”) for the quarter ended December 31, 2016 were 59 days, which were unchanged from the same quarter last year. CCD is calculated as the sum of days sales outstanding plus production days supply on hand less accounts payable days.

•	Investments in capital expenditures were $9.4 million during the quarter.

•	$7.4 million was returned to Share Owners during the quarter in the form of common stock repurchases.

•	Cash and cash equivalents were $42.7 million and borrowings outstanding on credit facilities were $9.0 million at December 31, 2016.

Net Sales by Vertical Market:

	Three Months Ended
	December 31,
(Amounts in Millions)	2016	2015	Percent Change
Automotive	$96.3	$82.6	16%
Medical	63.4	60.0	6%
Industrial	48.4	42.8	13%
Public Safety	15.8	15.9	(1)%
Other	6.4	5.8	10%
Total Net Sales	$230.3	$207.1	11%
Forward-Looking Statements
Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, successful integration of acquisitions and new operations, the global economic conditions, significant volume reductions from key contract customers, loss of key customers or suppliers, financial stability of key customers and suppliers, availability or cost of raw materials, and increased competitive pricing pressures reflecting excess industry capacities. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in its Annual Report on Form 10-K for the year ended June 30, 2016.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (GAAP) in the United States in the statement of income, statement of comprehensive income, balance sheet, statement of cash flows, or statement of equity of the company. The non-GAAP financial measures contained herein for the six months ended December 31, 2016 and 2015 include adjusted operating income, adjusted net income, adjusted diluted EPS, and ROIC. These measures were adjusted for spin-off expenses, proceeds from a lawsuit settlement, and a bargain purchase gain. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the financial highlights table below. Management believes it is useful for investors to understand how its core operations performed without the effects of the spin-off expenses, proceeds from the lawsuit settlement, and the bargain purchase gain. Excluding these amounts allows investors to meaningfully trend, analyze, and benchmark the performance of the Company’s core operations. Many of the Company’s internal performance measures that management uses to make certain operating decisions exclude these charges to enable meaningful trending of core operating metrics.

Conference Call / Webcast

Date:	February 2, 2017
Time:	10:00 AM Eastern Time
Dial-In #:	800-992-4934 (International Calls - 937-502-2251)
Conference ID:	47809340
The live webcast of the conference call can be accessed at investors.kimballelectronics.com. For those unable to participate in the live webcast, the call will be archived at investors.kimballelectronics.com.

About Kimball Electronics, Inc.
Recognized with a reputation for excellence, Kimball Electronics is committed to a high performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball Electronics employees know they are part of a company culture that builds lasting relationships and global success for customers while enabling employees to share in the Company’s success through personal, professional, and financial growth.
Kimball Electronics trades under the symbol “KE” on The NASDAQ Stock Market. Kimball Electronics is a global contract electronic manufacturing services (“EMS”) company that specializes in durable electronics for the medical, automotive, industrial, and public safety end markets. Kimball Electronics is well recognized by customers and industry trade publications for its excellent quality, reliability, and innovative service. From its manufacturing operations in the United States, China, Mexico, Poland, Romania, and Thailand, Kimball Electronics provides engineering, manufacturing, and supply chain services which utilize common production and support capabilities to a variety of industries globally. Kimball Electronics is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, visit: www.kimballelectronics.com.

Lasting relationships. Global success.

Financial highlights for the second quarter ended December 31, 2016 are as follows:

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except Per Share Data)	December 31, 2016		December 31, 2015
Net Sales	$230,265	100.0%	$207,129	100.0%
Cost of Sales	209,712	91.1%	191,014	92.2%
Gross Profit	20,553	8.9%	16,115	7.8%
Selling and Administrative Expenses	8,312	3.6%	9,182	4.5%
Operating Income	12,241	5.3%	6,933	3.3%
Other Income (Expense), net	(1,014)	(0.4)%	(588)	(0.2)%
Income Before Taxes on Income	11,227	4.9%	6,345	3.1%
Provision for Income Taxes	3,415	1.5%	1,781	0.9%
Net Income	$7,812	3.4%	$4,564	2.2%

Earnings Per Share of Common Stock:
Basic	$0.29		$0.16
Diluted	$0.28		$0.16

Average Number of Shares Outstanding:
Basic	27,350		29,228
Diluted	27,455		29,278

(Unaudited)	Six Months Ended
(Amounts in Thousands, except Per Share Data)	December 31, 2016		December 31, 2015
Net Sales	$456,716	100.0%	$407,547	100.0%
Cost of Sales	417,841	91.5%	376,152	92.3%
Gross Profit	38,875	8.5%	31,395	7.7%
Selling and Administrative Expenses	17,817	3.9%	17,541	4.3%
Other General Income	(4,005)	(0.9)%	—	—%
Operating Income	25,063	5.5%	13,854	3.4%
Other Income (Expense), net	(251)	(0.1)%	(1,254)	(0.3)%
Income Before Taxes on Income	24,812	5.4%	12,600	3.1%
Provision for Income Taxes	6,878	1.5%	3,561	0.9%
Net Income	$17,934	3.9%	$9,039	2.2%

Earnings Per Share of Common Stock:
Basic	$0.65		$0.31
Diluted	$0.65		$0.31

Average Number of Shares Outstanding:
Basic	27,714		29,260
Diluted	27,775		29,350

Condensed Consolidated Statements of Cash Flows	Six Months Ended
(Unaudited)	December 31,
(Amounts in Thousands)	2016	2015
Net Cash Flow provided by Operating Activities	$26,091	$16,319
Net Cash Flow used for Investing Activities	(21,688)	(19,262)
Net Cash Flow used for Financing Activities	(15,032)	(1,193)
Effect of Exchange Rate Change on Cash and Cash Equivalents	(1,369)	(545)
Net Decrease in Cash and Cash Equivalents	(11,998)	(4,681)
Cash and Cash Equivalents at Beginning of Period	54,738	65,180
Cash and Cash Equivalents at End of Period	$42,740	$60,499

	(Unaudited)
Condensed Consolidated Balance Sheets	December 31, 2016	June 30, 2016
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$42,740	$54,738
Receivables, net	156,535	149,652
Inventories	138,729	132,877
Prepaid expenses and other current assets	25,420	24,944
Property and Equipment, net	130,918	120,701
Goodwill	6,191	6,191
Other Intangible Assets, net	4,804	4,593
Other Assets	18,034	16,869
Total Assets	$523,371	$510,565

LIABILITIES AND SHARE OWNERS’ EQUITY
Borrowings under credit facilities	$9,000	$9,000
Accounts payable	150,730	142,152
Accrued expenses	25,399	23,651
Other	12,441	11,393
Share Owners’ Equity	325,801	324,369
Total Liabilities and Share Owners’ Equity	$523,371	$510,565

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in Thousands, except Per Share Data)

Operating Income excluding Spin-off Expenses and Lawsuit Proceeds
	Six Months Ended
	December 31,
	2016	2015
Operating Income, as reported	$25,063	$13,854
Add: Pre-tax Spin-off Expenses	—	137
Less: Pre-tax Settlement Proceeds from Lawsuit	4,005	—
Adjusted Operating Income	$21,058	$13,991

Net Income excluding Spin-off Expenses, Lawsuit Proceeds, and Bargain Purchase Gain
	Six Months Ended
	December 31,
	2016	2015
Net Income, as reported	$17,934	$9,039
Add: After-tax Spin-off Expenses	—	85
Less: After-tax Settlement Proceeds from Lawsuit	2,499	—
Less: Bargain Purchase Gain	925	—
Adjusted Net Income	$14,510	$9,124

Diluted Earnings per Share excluding Spin-off Expenses, Lawsuit Proceeds, and Bargain Purchase Gain
	Six Months Ended
	December 31,
	2016	2015
Diluted Earnings per Share, as reported	$0.65	$0.31
Add: Impact of Spin-off Expenses	—	0.00
Less: Impact of Settlement Proceeds from Lawsuits	0.09	—
Less: Bargain Purchase Gain	0.04	—
Adjusted Diluted Earnings per Share	$0.52	$0.31

Return on Invested Capital (ROIC)
	Six Months Ended
	December 31,
	2016	2015
Adjusted Operating Income	$21,058	$13,991

Annualized Adjusted Operating Income	$42,116	$27,982
Tax Rate	27.0%	29.2%
Tax Effect	$11,371	$8,171
After Tax Annualized Adjusted Operating Income	$30,745	$19,811

Average Invested Capital *	$286,347	$256,785

ROIC	10.7%	7.7%

* Average Invested Capital is computed using the average quarterly Share Owners’ equity plus current and non-current debt less cash and cash equivalents.